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                                                                       Exhibit 6

Sutherland, Asbill & Brennan LLP


                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


     We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain variable life insurance policies issued through the New England Variable Life Separate Account of New England Life Insurance Company (File No. 333-46401). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                     SUTHERLAND, ASBILL & BRENNAN LLP


                     By: /s/ Kimberly J. Smith
                         ---------------------
                         Kimberly J. Smith


Washington, D.C.
July 6, 1998